Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

For Tender Of Any And All Outstanding

5.500% Senior Notes due 2017
5.200% Senior Notes due 2021
3.375% Senior Notes due 2023
3.875% Senior Notes due 2024

of

ESSEX PORTFOLIO, L.P.

Pursuant to the Prospectus Dated               , 2014

THE EXCHANGE OFFERS AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                        , 2014, UNLESS EXTENDED (THE “EXPIRATION DATE”).

The Exchange Agent for the Exchange Offers is:

U.S. BANK NATIONAL ASSOCIATION

By Hand, Overnight Delivery or Mail	By Facsimile Transmission

(Registered or Certified Mail Recommended):	(for eligible institutions only):

West Side Flats Operations Center

III Fillmore Avenue East	(651) 466-7372

St. Paul, MN 55107	Attn: Specialized Finance

Attn.: Specialized Finance

For Information Call:

800-934-6802

This notice of guaranteed delivery, or one substantially equivalent to this form, must be used to accept an Exchange Offer (as defined in the Letter of Transmittal) if (1) certificates for Essex Portfolio, L.P.’s (i) 5.500% Senior Notes due 2017 (CUSIP Nos.: U2843M AB1 and 29717P AF4)  (the “Original 2017 Notes”), (ii) 5.200% Senior Notes due 2021 (CUSIP Nos.: U2843M AC9 and 29717P AH0) (the “Original 2021 Notes”), (iii) 3.375% Senior Notes due 2023 (CUSIP Nos.: U2843M AD7 and 29717P AK3) (the “Original 2023 Notes”) or (iv) 3.875% Senior Notes due 2024 (CUSIP Nos.: 29717P AM9 and U2843M AE5) (the “Original 2024 Notes” and, together with the Original 2017 Notes, the Original 2021 Notes and the Original 2023 Notes, the “Original Notes”) that such holder is seeking to tender into an Exchange Offer are not immediately available, (2)  the applicable Original Notes, the letter of transmittal, and all other required documents cannot be delivered to the exchange agent prior to the expiration date of the applicable Exchange Offer, or (3) the procedures for delivery by book-entry transfer cannot be completed prior to the expiration date.  This notice of guaranteed delivery may be transmitted by facsimile or delivered by mail, hand, or overnight courier to the exchange agent prior to the expiration date of the applicable Exchange Offer.  See “The 2017, 2021 and 2023 Exchange Offers — Procedures for Tendering — Guaranteed Delivery” and “The 2024 Exchange Offer — Procedures for Tendering — Guaranteed Delivery” in the prospectus.

Transmission of this notice of guaranteed delivery via facsimile to a number other than as set forth above or delivery of this notice of guaranteed delivery to an address other than as set forth above will not constitute a valid delivery.

This notice of guaranteed delivery is not to be used to guarantee signatures.  If an “eligible institution” is required to guarantee a signature on a letter of transmittal pursuant to the instructions therein, such signature guarantee must appear in the applicable space provided in the signature box in the letter of transmittal.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

The undersigned hereby tenders to Essex Portfolio, L.P. (“Essex”), upon the terms and subject to the conditions set forth in the prospectus and the letter of transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of Original Notes set forth below pursuant to the guaranteed delivery procedures set forth in the prospectus under the captions “The 2017, 2021 and 2023 Exchange Offers — Procedures for Tendering — Guaranteed Delivery” and “The 2024 Exchange Offer — Procedures for Tendering — Guaranteed Delivery.”  The undersigned hereby authorizes the exchange agent to deliver this notice of guaranteed delivery to Essex with respect to the Original Notes tendered pursuant to the applicable Exchange Offer.

The undersigned understands that tenders of the Original Notes will be accepted only in principal amounts equal to $2,000 and integral multiples of $1,000 in excess thereof.  The undersigned also understands that tenders of the Original Notes pursuant to an Exchange Offer may be withdrawn at any time prior to the expiration date of the applicable Exchange Offer.  For a withdrawal of a tender of Original Notes to be effective, it must be made in accordance with the procedures set forth in the prospectus under “The 2017, 2021 and 2023 Exchange Offers — Withdrawal Rights” and “The 2024 Exchange Offer — Withdrawal Rights.”

The undersigned understands that the exchange of any New Notes for Original Notes will be made only after timely receipt by the exchange agent of (1) the certificates of the tendered Original Notes, in proper form for transfer (or a book-entry confirmation of the transfer of such Original Notes into the exchange agent’s account at The Depository Trust Company), and (2) a letter of transmittal (or a manually signed facsimile thereof) properly completed and duly executed with any required signature guarantees, together with any other documents required by the letter of transmittal (or a properly transmitted agent’s message), within three New York Stock Exchange, Inc. trading days after the execution hereof.

All authority herein conferred or agreed to be conferred by this notice of guaranteed delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this notice of guaranteed delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

PLEASE SIGN AND COMPLETE

X	Date:

X	Address:

Signature(s) of Registered Holder(s) or
Authorized Signatory or Beneficial Holder Shown on DTC Security Position Listing	Area Code and Telephone No.:

Name(s) of Registered Holder(s) (if Original Notes not being delivered by book-entry transfer):

Principal Amount of Original Notes

Tendered*:

Certificate No.(s) of Original Notes (if available) (if Original Notes not being delivered by book-entry transfer):

* Must be in minimum principal amounts equal to $2,000 and integral multiples of $1,000 in excess thereof.

If Original Notes will be delivered by book-entry transfer provide information below:

Name of Tendering Exchange Offer Participant  Shown on DTC Security Position Listing:

Participant  Account No. with The Depository Trust Company (“DTC”):

Transaction Code Number (as applicable):

DO NOT SEND CERTIFICATES FOR ORIGINAL NOTES WITH THIS FORM.  CERTIFICATES FOR ORIGINAL NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

This notice of guaranteed delivery must be signed by the holder(s) exactly as their name(s) appear(s) on certificate(s) for Original Notes or on a DTC security position listing as beneficial owner of Original Notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this notice of guaranteed delivery.  If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):

Capacity:

Address(es):

THE GUARANTEE BELOW MUST BE COMPLETED

GUARANTEE

(Not to be used for Signature Guarantee)

The undersigned, an “eligible guarantor institution” meeting the requirements of the registrar for the Original Notes, which requirements include membership or participation in the Securities Transfer Agents Medallion Program, or STAMP, or such other “signature guarantee program” as may be determined by the registrar for the Original Notes in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, hereby guarantees that the Original Notes to be tendered hereby are in proper form for transfer (pursuant to the procedures set forth in the prospectus under “The 2017, 2021 and 2023 Exchange Offers — Procedures for Tendering — Guaranteed Delivery” and “The 2024 Exchange Offer — Procedures for Tendering — Guaranteed Delivery”), and that the exchange agent will receive (a) such Original Notes, or a book-entry confirmation of the transfer of such Original Notes into the exchange agent’s account at The Depository Trust Company, and (b) a properly completed and duly executed letter of transmittal (or facsimile thereof) with any required signature guarantees and any other documents required by the letter of transmittal, or a properly transmitted agent’s message, within three New York Stock Exchange, Inc. trading days after the date of execution hereof.

The eligible guarantor institution that completes this form must communicate the guarantee to the exchange agent and must deliver the letter of transmittal, or a properly transmitted agent’s message, and Original Notes, or a book-entry confirmation in the case of a book-entry transfer, to the exchange agent within the time period described above.  Failure to do so could result in a financial loss to such eligible guarantor institution.

Name of Firm:

Authorized Signature:

Title:

Address:

Area Code and Telephone Number:

Dated: ____________, 2014